UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026 (June 4, 2026)

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Energy Recovery, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 4, 2026, to (i) elect five (5) members of its Board of Directors (the “Board”), (ii) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers for 2025, (iii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and (iv) approve Amendment No. 1 to the Energy Recovery, Inc. 2020 Incentive Plan.
As of April 6, 2026, the record date for the Annual Meeting, there were 52,001,859 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 44,372,394 shares of common stock, or approximately 85.3% of the shares outstanding as of the record date, were represented in person or by proxy, constituting a quorum.

The final results for the proposals voted on at the Annual Meeting are set forth below:

Proposal 1 – Election of Directors

The stockholders elected five (5) Directors of the Board to serve for a one-year term until the Company’s 2027 Annual Meeting of Stockholders or a respective successor is elected and qualified or until the director’s earlier death, resignation, or removal. The following table shows the results of the stockholders’ vote:

Nominee for Director	Votes For (% of Voted)	Votes Withheld (% of Voted)	Broker Non-Votes
Alexander J. Buehler	37,636,259 (95.2%)	1,895,105 (4.8%)	4,841,120
Joan K. Chow	35,783,686 (90.5%)	3,747,588 (9.5%)	4,841,120
Arve Hanstveit	33,420,812 (84.5%)	6,110,462 (15.5%)	4,841,120
Colin R. Sabol	34,796,608 (88.0%)	4,734,666 (12.0%)	4,841,120
Pamela L. Tondreau	36,252,555 (91.7%)	3,278,719 (8.3%)	4,841,120
As previously disclosed on a Current Report on Form 8-K filed by the Company on May 28, 2026 prior to the Annual Meeting, Mr. David Moon informed the Board that he had resigned from his role as the President, Chief Executive Officer and as a director of the Board, effective May 26, 2026. Therefore, Mr. Moon did not stand for re-election at the Annual Meeting. As a result, any votes cast regarding the election of Mr. Moon at the Annual Meeting were not counted. The size of the Board remains at 6 members with one current vacancy.

Proposal 2 – Non-Binding Advisory Vote on Executive Compensation.

This proposal was approved. The following table shows the results of the stockholders’ vote:

Votes For (% of Voted)	Votes Against (% of Voted)	Abstentions (% of Voted)	Broker Non-Votes
32,938,286 (83.3%)	5,770,350 (14.6%)	822,638 (2.1%)	4,841,120

Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

This proposal was approved. The following table shows the results of the stockholders’ vote:

Votes For (% of Voted)	Votes Against (% of Voted)	Abstentions (% of Voted)
44,082,317 (99.3%)	165,057 (0.4%)	125,020 (0.3%)
Proposal 4 – Proposal to approve Amendment No. 1 to the Energy Recovery, Inc 2020 Incentive Plan..

This proposal was approved. The following table shows the results of the stockholders’ vote:

Votes For (% of Voted)	Votes Against (% of Voted)	Abstentions (% of Voted)
21,152,072 (53.5%)	17,748,462 (44.9%)	630,740 (1.6%)
Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	June 5, 2026	By:	/s/ William Yeung
William Yeung
Chief Legal Officer